UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2009

SOLITARIO EXPLORATION & ROYALTY CORP.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-05602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of its financial results for the year ended December 31, 2008, Solitario Exploration & Royalty Corp. identified an error in its previously reported financial statements. Because Solitario's employee stock options are priced in Canadian dollars and its functional currency is United States Dollars, Solitario should have classified the fair value of its employee stock options as liabilities from January 1, 2006 upon the adoption of Statement of Financial Accounting Standards No. 123R, "Share Based Payment."

Solitario's management and the Audit Committee of its Board of Directors have discussed this matter with Ehrhardt Keefe Steiner & Hottman PC, Solitario's independent registered public accounting firm. Based on these discussions, and upon the recommendation of management, on February 5, 2009 the Audit Committee concurred with management's conclusion that Solitario will need to restate its historical financial statements to record the fair value of its outstanding employee stock options as liabilities and record related non-cash charges and credits for stock-based compensation expense, net of tax, related to subsequent changes in the recorded fair values of outstanding employee stock options. Accordingly, the Audit Committee concluded that Solitario's financial statements relating to periods beginning on and after January 1, 2006 should no longer be relied upon, including financial statements for years ending December 31, 2006 and 2007, and the interim periods contained therein and the interim periods ended March 31, June 30, and September 30, 2008.

Solitario has estimated it will record an increase non-cash employee stock option compensation expense, net of tax, during the year ended December 31, 2006 related to the recording of the initial fair value of its outstanding options, and an increase non-cash employee stock option compensation expense, net of tax, for the year ended December 31, 2007 and a reduction in non-cash stock option compensation expense, net of tax, during the interim periods of 2008 as a result of changes in the in the fair value of its employee stock options during those periods. The liability for the fair value of stock options is transferred, upon exercise, to additional-paid-in capital and will not require the use of cash or other assets for settlement. The correction of Solitario's financial statements will have no effect on previously reported cash, assets, working capital or cash flows.

Solitario's management and the Audit Committee have also concluded that the misclassification of its employee stock options as equity rather than liabilities was unintentional, and no misdeed or fraud was involved in any respect.

In conjunction with the Audit Committee, Solitario's management has determined that the error is a result of a "material weakness" in its internal controls over financial reporting, as such term is defined by Securities and Exchange Commission Rule 1-02(a)(4) of Regulation S-X. Solitario is in the process of remediating this internal control deficiency, including providing additional training for its personnel to address the various nuances in accounting for stock-based awards to help ensure such errors do not re-occur in the future.

Solitario is committed to resolving this issue as expeditiously as possible and will file an amended 2007 Annual Report on Form 10-K/A, and amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, June 30 and September 30, 2008, including required restated financial statements, which Solitario intends to complete before the end of February 2009.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
99.1	Solitario Exploration & Royalty Corp. press release dated February 6, 2009

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 6, 2009

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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